Exhibit 10.7

QUICKLOGIC CORPORATION

1999 STOCK PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

Unless otherwise defined herein, the terms defined in the 1999 Stock Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Purchase Agreement (the “Agreement”).

I.              NOTICE OF GRANT OF STOCK PURCHASE RIGHT

QuickLogic Corporation is pleased to inform you that you, the undersigned Purchaser, has been granted a right to purchase Restricted Stock (hereinafter referred to as the “Shares”) of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

NOTICE OF GRANT

Purchaser:
Grant Number:
Board Notification Date:
Date of Grant:
Expiration Date:
Vesting Commencement Date:
Exercise Price, per Share:
Number of Shares Granted:

Vesting Schedule (Check one):

Exercise and Vesting Schedule: This grant is exercisable immediately, in whole or in part, and the Restricted Stock shall vest on the first open trading day under the Company’s insider trading policy on or after the scheduled vesting date indicated below (or, if earlier, on March 15 of the year following the year in which the scheduled vesting date occurs):

1)     25% of the Shares are scheduled to vest twelve months after the Vesting Commencement Date and 1/16 of the Shares are scheduled to vest each quarter thereafter, subject to Purchaser remaining a Service Provider through the vesting dates

2)     25% of the shares are scheduled to vest quarterly, subject to the Purchaser remaining a Service Provider through the vesting dates

3)     The shares are immediately vested upon grant

4)     Other:

For instance, assume a Purchaser received a stock purchase right to acquire 160 shares on 2/15/06 under scheduled vesting date alternative 1, and that the Purchaser exercised the purchase right. If the trading window under the Company’s insider trading policy is open on 2/15/07, 5/15/07 and 8/15/07, the Purchaser would vest 40 shares on 2/15/07, 10 shares on 5/15/07 and 10 shares on 8/15/07. If the trading window was closed 3/1/07 and reopened 8/20/07, the Purchaser would vest 40 shares on 2/15/07 and 20 shares on 8/20/07.

In these examples, if the Purchaser ceased providing services to the Company as a director, employee or consultant on 6/1/07, the individual would have vested in 50 shares in the open trading window scenario, and in 40 shares under the closed trading window scenario.

YOU MUST EXERCISE THIS STOCK PURCHASE RIGHT BEFORE THE EXPIRATION DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES.

Non-Transferability of Stock Purchase Right.

This Stock Purchase Right may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Purchaser only by Purchaser.  The terms of the Plan and this Agreement will be binding upon the executors, administrators, heirs, successors and assigns of the Purchaser.

1.     Entire Agreement.  The Plan is incorporated herein by reference.  This Agreement (including exhibits A-1 to A-4 referenced herein), the Plan and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser.

By Purchaser’s signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.  Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.  Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant of Stock Purchase Right.

PURCHASER		QUICKLOGIC CORPORATION

By:
Signature

Title:
Print Name

Date:	Date:

ADDRESS:

BENEFICIARY:

Date:

Consent of spouse required if other than spouse

Please return this Stock Purchase Agreement, Assignment Separate from Certificate, and Joint Escrow Instructions to the General Accounting Manager or Stock Administrator of the Company.

Exhibit A-1. RESTRICTED STOCK PURCHASE AGREEMENT ADDENDUM

II.            AGREEMENT

1.     Sale of Stock.  The Company hereby agrees to sell to the individual named in the Notice of Grant of Stock Purchase Right (the “Purchaser”), and the Purchaser hereby agrees to purchase the number of Shares set forth in the Notice of Grant of Stock Purchase Right, at the exercise price per share set forth in the Notice of Grant of Stock Purchase Right (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan will prevail.

2.     Payment of Purchase Price.  Upon exercise of the Stock Purchase Right, Purchaser shall deliver to the Company the aggregate Exercise Price for the Shares by cash or check, together with any and all withholding taxes due in connection with the purchase of the Shares.

3.     Repurchase Option.

(a)   In the event (i) the Purchaser’s continuous status as a Service Provider (“Continuous Status”) terminates for any or no reason (including death or Disability and regardless of any appropriate court finding such termination unfair or irregular on any basis whatsoever), or (ii) the Purchaser is provided with notice of termination of employment (for any reason and regardless of any appropriate court finding the related termination unfair or irregular on any basis whatsoever) and ceases to provide ongoing service to the Company during the notice period, the Company will, in the period commencing on the earlier of the date of such cessation as a Service Provider or the last date of ongoing service after receiving a notice of termination of employment  (the  earlier of these dates is referred to herein as the “Vesting Cessation Date”, as reasonably fixed and determined by the Administrator) and ending three months later, have an irrevocable, exclusive option to repurchase up to that number of Shares which constitute the Unreleased Shares (as defined in Section 4) at the original Exercise Price per share (the “Repurchase Price”) (the “Repurchase Option”).

(b)   The Repurchase Option may be exercised by the Company by delivering written notice to the Purchaser or the Purchaser’s executor (with a copy to the Escrow Holder (as defined in Section 6)) AND, at the Company’s option, (i) by delivering to the Purchaser or the Purchaser’s executor a check in the amount of the aggregate Repurchase Price, or (ii) by the Company canceling an amount of the Purchaser’s indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price.  Upon delivery of such notice and the payment of the aggregate Repurchase Price in any of the ways described above, the Company will become the legal and beneficial owner of the Unreleased Shares being repurchased and all rights and interests therein or relating thereto, and the Company will have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company.

(c)   If no cash consideration was used to pay for the Restricted Stock (for example, if the Shares were purchased by prior Service), the Repurchase Option will be exercised by the Company by delivering written notice to the Purchaser or the Purchaser’s executor (with a copy to the Escrow Holder (as defined in Section 6)). Upon delivery of such notice, the Company will become the legal and beneficial owner of the Unreleased Shares being repurchased and all rights and interests therein or relating thereto, and the Company will have the right to retain and transfer to its own name the number of Unreleased Shares being repurchased by the Company.

(d)   Whenever the Company will have the right to repurchase the Unreleased Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Option to purchase all or a part of the Unreleased Shares.  If the Fair Market Value of the Unreleased Shares to be repurchased on the date of such designation or assignment (the “Repurchase FMV”) exceeds the aggregate Repurchase Price of the Unreleased Shares, then each such designee or assignee will pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of Unreleased Shares to be purchased.

(e)   If the Company or its assignee does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within three (3) months following Purchaser’s Vesting Cessation Date, the Repurchase Option will terminate.

4.     Release of Shares From Repurchase Option.

(a)   The Repurchase Option shall lapse as the Shares vest, as set forth in the Notice of Grant of Stock Purchase Right, or any other duly authorized written agreement between Company and Purchaser.

(b)   Any of the Shares which have not yet been released from the Company’s Repurchase Option are referred to herein as “Unreleased Shares.”

(c)   The Shares which have been released from the Company’s Repurchase Option will be delivered to the Purchaser at the Purchaser’s request (see Section 6).

5.     Restriction on Transfer.  Except for the escrow described in Section 6 or transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein will be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Company’s Repurchase Option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

6.     Escrow of Shares.

(a)   To ensure the availability for delivery of the Purchaser’s Unreleased Shares upon exercise of the Repurchase Option by the Company, the Purchaser will, upon exercise of the Stock Purchase Right, deliver and deposit with an escrow holder designated by the Company (the “Escrow Holder”) the share certificates representing the Unreleased Shares, together with the Assignment Separate from Certificate (the “Stock Assignment”) duly endorsed in blank, attached hereto as Exhibit A-2.  The Unreleased Shares and Stock Assignment will be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit A-3 hereto, until such time as the Company’s Repurchase Option expires.

(b)   The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow and while acting in good faith and in the exercise of its judgment.

(c)   If the Company or any assignee exercises its Repurchase Option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, will take all steps necessary to accomplish such transfer.

(d)   When the Repurchase Option has been exercised or expires unexercised or a portion of the Shares has been released from such Repurchase Option, upon Purchaser’s request the Escrow Holder will promptly cause a new certificate to be issued for such released Shares and will deliver such certificate to the Company or the Purchaser, as the case may be.

(e)   Subject to the terms hereof, once the Stock Purchase Right is exercised, the Purchaser will have all the rights of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Repurchase Right is exercised, except as provided in Section 13 of the Plan.  If, from time to time during the term of the Company’s Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Shares will be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Shares” for purposes of this Agreement and the Company’s Repurchase Option, in an amount proportional to the Unreleased Shares.

7.     Restrictive Legends; Stop-Transfer Orders; Refusal to Transfer.

(a)   Purchaser understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)   Stop-Transfer Notices.  Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)   Refusal to Transfer.  The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares will have been so transferred.

8.     Tax Withholding and Consequences.  Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding relating to the Shares (“Tax-Related Items”), Purchaser acknowledges that the ultimate liability for all Tax-Related Items legally due by Purchaser are and remain Purchaser’s responsibility and that the Company (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of Restricted Stock, including the grant of a Stock Purchase Right, vesting and lapse of repurchase rights, the subsequent sale of shares and/or the receipt of any dividends; and (2) do not commit to structure the terms of the grant of a Stock Purchase Right or the terms of underlying Restricted Stock to reduce or eliminate Purchaser’s liability for Tax-Related Items. Set forth below is a brief summary as of the date of grant of this Stock Purchase Right of some of the federal tax consequences of exercise of this Stock Purchase Right and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

As the Company’s repurchase right lapses, Purchaser will immediately recognize compensation income in an amount equal to the difference between the Fair Market Value of the stock at the time the Company’s repurchase right lapses and the amount paid for the stock, if any (the “Spread”), if you are a U.S taxpayer. If you are a non-U.S. taxpayer, you will be subject to applicable taxes in your jurisdiction.

Alternatively, the Spread on all of the Shares will be recognized by Purchaser in connection with the exercise of the stock purchase right for shares subject to the Repurchase Option, if an election under Section 83(b) of the Code is filed with the Internal Revenue Service within thirty (30) days of the date of exercise of the right to purchase stock.  The form for making this election is attached as Exhibit A-4 hereto.

If Purchaser is an Employee or former Employee, the Spread will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in the amount at the time the Purchaser recognizes ordinary income with respect to a Stock Purchase Right.  Purchaser agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Purchaser) for the satisfaction of all federal, state, and local income and employment tax withholding requirements applicable to the purchase of Shares or the lapse of repurchase rights hereunder.  Purchaser acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of purchase.

The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Purchaser to satisfy such tax withholding obligation, in whole or in part by one or more of the following (without limitation): (i) paying cash,  (ii) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld, (iii) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, or (iv) selling a sufficient number of such Shares otherwise deliverable to Purchaser through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) having a Fair Market Value equal to the minimum amount required to be withheld.

PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER’S BEHALF.

9.     No Guarantee of Continued Service.  PURCHASER ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES FROM THE REPURCHASE OPTION OF THE COMPANY PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS  A SERVICE PROVIDER AT THE WILL OF THE COMPANY  (NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER).  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR

IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S CONTINUOUS STATUS AT ANY TIME, WITH OR WITHOUT CAUSE.

(a)   Nature of Grant. In accepting the offer to acquire Shares, Purchaser acknowledges that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement; (b) the grant of a Stock Purchase Right and Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Purchase Rights or Restricted Stock, or benefits in lieu of such grants even if such awards have been granted repeatedly in the past; (c) all decisions with respect to future Stock Purchase Rights, if any, will be at the sole discretion of the Company; (d) Purchaser is voluntarily participating in the Plan; (e) the grant of Stock Purchase Rights and Restricted Stock is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company; (f) the Stock Purchase Right and Restricted Stock are not part of normal or expected compensation or salary for any purposes, including, but not limited to, resignation, termination, redundancy, bonuses, long-service awards, pension or retirement benefits, life insurance, 401(k) profit sharing or similar payments; (g) the future value of the Shares is unknown and cannot be predicted with certainty; and (h) that the Company will have the exclusive discretion to determine when Purchaser is no longer providing ongoing service to the Company for purposes of administering Purchaser’s grant of Stock Purchase Rights or Restricted Stock.

(b)   Data Privacy. By accepting this Stock Purchase Right or any Restricted Stock in payment thereof, Purchaser explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Purchaser’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Purchaser’s participation in the Plan. For the purpose of implementing, administering and managing the Plan, Purchaser understands that the Company  holds certain personal information about Purchaser, including, but not limited to, Purchaser’s name, home address and telephone number, date of birth, Tax ID or other identification number, salary, nationality, job title, any equity or directorships held in the Company, details of all equity awards or any entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Purchaser’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Purchaser understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Purchaser’s country or elsewhere. The Company, as a global company, may transfer Purchaser’s personal data to countries which may not provide an adequate level of protection. The Company, however, is committed to providing a suitable and consistent level of protection for Purchaser’s personal data regardless of the country in which it resides. Purchaser understands that he or she may request information regarding the Company’s stock plan administration by contacting Human Resources, the Chief Financial Officer or their designee. Purchaser authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Purchaser’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Purchaser deposits any Shares issued at vesting or other scheduled payout. Purchaser understands that Data will be held as long as is necessary to implement, administer and manage the Plan. Purchaser understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Human Resources or the Chief Financial Officer. Purchaser understands, however, that refusing or withdrawing his or her consent may affect Purchaser’s ability to participate in the Plan. For more information on the consequences of Purchaser’s refusal to consent or withdrawal of consent, Purchaser understands that he or she may contact Human Resources, the Chief Financial Officer or their designee.

(c)   Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the award of Stock Purchase Rights or issuance of Restricted Stock and participation in the Plan or future Stock Purchase Rights or Restricted Stock that may be awarded under the Plan by electronic means or to request Purchaser’s consent to participate in the Plan by electronic means. Purchaser hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

10.   Notices.  Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing, or when delivered electronically pursuant to Section 9(c).

Any notice to the Escrow Holder will be sent to the Company’s address with a copy to the other party not sending the notice.

11.   No Waiver.  Either party’s failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

12.   Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

13.   Interpretation.  Any dispute regarding the interpretation of this Agreement will be submitted by Purchaser or by the Company forthwith to the Administrator which will review such dispute at its next regular meeting.  The resolution of such a dispute by the Administrator will be final and binding on all parties.

14.   Governing Law; Severability.  This Agreement is governed by the internal substantive laws but not the choice of law rules, of California.

15.   Entire Agreement.  The Plan is incorporated herein by reference.  This Agreement (including the exhibits referenced herein), the Plan and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without Purchaser’s consent, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the actual issuance of Restricted Stock or prior to the lapse of repurchase rights under this Agreement.

By Purchaser’s signature above, Purchaser represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.  Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.  Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant of Stock Purchase Right.

EXHIBIT A-2

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I,                       , hereby sell, assign and transfer unto QuickLogic Corporation              shares of the Common Stock of QuickLogic Corporation standing in my name on the books of said corporation represented by Certificate No.      herewith and do hereby irrevocably constitute and appoint                        to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between QuickLogic Corporation and the undersigned dated             ,      (the “Agreement”).

Dated: ,	Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to exercise its Repurchase Option as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

EXHIBIT A-3

JOINT ESCROW INSTRUCTIONS

            ,

QuickLogic Corporation

1277 Orleans Drive

Sunnyvale, CA  94089

Attention: Corporate Secretary

Dear Corporate Secretary:

As Escrow Agent for both QuickLogic Corporation (the “Company”) and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (“Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1.             In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s repurchase option set forth in the Agreement (the “Repurchase Option”), the Company will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company.  Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.             At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s Repurchase Option.

3.             Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated.  Subject to the provisions of this paragraph 3, Purchaser will exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4.             Upon written request of the Purchaser, unless the Company’s Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company’s Repurchase Option.  Within four (4) months after cessation of Purchaser’s continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s Repurchase Option.

5.             If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you will deliver all of the same to Purchaser and will be discharged of all further obligations hereunder.

6.             Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.             You will be obligated only for the performance of such duties as are specifically set forth herein and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You will not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys will be conclusive evidence of such good faith.

8.             You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree, you will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.             You will not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.           You will not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.           You will be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefore.

12.           Your responsibilities as Escrow Agent hereunder will terminate if you will cease to be an officer or agent of the Company or if you will resign by written notice to each party.  In the event of any such termination, the Company will appoint a successor Escrow Agent.

13.           If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto will join in furnishing such instruments.

14.           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes will have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.

15.           Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days advance written notice to each of the other parties hereto.

COMPANY:	QuickLogic Corporation
1277 Orleans Drive
Sunnyvale, CA 94089
Attention: Corporate Secretary

PURCHASER:

ESCROW AGENT:	QuickLogic Corporation
1277 Orleans Drive
Sunnyvale, CA 94089
Attention: Corporate Secretary

16.           By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.           This instrument will be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.           The Restricted Stock Purchase Agreement is incorporated herein by reference.  These Joint Escrow Instructions, the 1999 Stock Plan and the Restricted Stock Purchase Agreement (including the exhibits referenced therein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Escrow Agent, the Purchaser and the Company with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Escrow Agent, the Purchaser and the Company.

19.           These Joint Escrow Instructions will be governed by, and construed and enforced in accordance with, the laws of the State of California.

Very truly yours,

QUICKLOGIC CORPORATION

By:

Title:

PURCHASER:

(Signature)

(Typed or Printed Name)
ESCROW AGENT:

Corporate Secretary

EXHIBIT A-4

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1.                                       The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	TAXPAYER:	SPOUSE:

ADDRESS:

IDENTIFICATION NO.:	TAXPAYER:	SPOUSE:

TAXABLE YEAR:

2.                                       The property with respect to which the election is made is described as follows:           shares (the “Shares”) of the Common Stock of QuickLogic Corporation (the “Company”).

3.                                       The date on which the property was transferred is:              ,     .

4.                                       The property is subject to the following restrictions:

The Shares may be repurchased by the Company, or its assignee, on certain events.  This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5.                                       The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:

$

6.                                       The amount (if any) paid for such property is:

$

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ,

, Taxpayer
The undersigned spouse of taxpayer joins in this election.
Dated: ,